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Exhibit 10.13

EMPLOYMENT AND NON-COMPETE AGREEMENT

        AGREEMENT, effective as of the 1st day of July, 2000, between Timely Technology Acquisition, Inc., a California corporation (the "Company"), and Amro Albanna, a resident of the state of California (the "Executive");

RECITALS

        A.    Company is in the business of software development and providing application services (the "Business").

        B.    Company desires to retain the services of the Executive.

        C.    Executive is willing to be employed by the Company.

        D.    In the event of a disagreement, Company and Executive desire a speedy, economical and impartial dispute resolution procedure.

        E.    Company has entered into an Agreement and Plan of Merger ("Merger Agreement") with Applied Digital Solutions, Inc. ("ADS") of even date.

        F.    The parties hereto desire to enter into this Agreement in order to set forth the respective rights, limitations and obligations of both the Company and Executive with respect to Executive's employment with the Company, the Confidential Information, the Inventions, arbitration and the other matters set forth herein.

        NOW THEREFORE, in consideration of the employment of Executive by the Company, the compensation paid to Executive, and the Company continuing to provide Confidential Information to Executive, as well as the other mutual promises hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term.

        Subject to the provisions for termination hereinafter provided, the Executive's employment hereunder shall be for a term (the "Employment Term") commencing on July 1, 2000 (the "Employment Date") and ending on June 30, 2003 (the "Contract Termination Date").

2. Position and Duties.

        During the Employment Term the Executive shall serve as President of the Company and as a director of the Company. The Executive will report to The Board of Directors (the "Board") of the Company and perform such employment duties, consistent with his positions, as specified by the Board. Executive shall devote his full workingtime, energy and ability to the proper and efficient conduct of the Company's business. Such duties shall be provided at the Company's corporate offices located in Riverside, California. The Executive may also devote reasonable periods of time to service as a non-executive director of other businesses, with the prior written approval of the Board to the extent that such service does not interfere with the performance of his obligations hereunder. The Executive may engage in such charitable or community activities as shall not interfere with the performance of his obligations hereunder. Executive shall observe and comply with all lawful and reasonable rules of conduct set by the Board for executives of the Company, and shall endeavor to promote the business, reputation and interests of the Company.

        The Executive shall upon execution and delivery of this Agreement be elected to the Board by the sole shareholder.

3. Compensation.

        (a)    Base Compensation.    As defined in further detail below, during the Employment Term the Company shall pay the Executive a Base Compensation. The Base Compensation shall be paid in U.S. Dollars in accordance with the Company's normal payroll practices. The Base Compensation paid to the Executive shall be One Hundred Thousand Dollars ($100,000.00) per year.

        (b)    Expenses.    Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses (exclusive of any commuting expenses) incurred by him in the course of his employment by the Company hereunder, as per Company policies currently in effect, provided that the Executive properly accounts therefor.

        (c)    Other Benefits.

            (i)  The Executive shall be entitled to participate in or receive benefits on the same basis as other executives of the Company under the Company's employee benefit plans and arrangements applicable to senior management of ADS including life insurance plans, pension and profit-sharing plans, medical and health plans or other employee welfare benefit plans, annual paid vacation, sick leave, sick pay and short-term and long-term disability benefits and holidays, as in effect from time to time.

          (ii)  The Executive shall be entitled to receive fifteen (15) days of paid vacation per calendar year that shall accrue and become vested on the first day of each year of the Employment Term. This benefit shall be reviewed by the Board of Directors and the Executive from time to time and increased when appropriate.

          (iii)  The Executive shall be entitled to the designated company holidays.

4. Termination.

        The Executive's employment by the Company pursuant hereto is subject to termination during the Employment Term as follows:

        (a)    Death.    Executive's employment hereunder shall terminate upon his death. In such event, the Executive's Base Compensation shall be paid through the date of Executive's death. Eligibility for all other benefits shall be determined by the terms of any applicable plan or program.

        (b)    Disability.    The Company may, by written notice to the Executive, terminate the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder for ninety (90) consecutive days or for a total of one hundred eighty (180) days in any three hundred sixty five (365) day period (the "Disability Period"). In the event of such termination, the Executive shall receive the same benefits payable in the event of death.

        (c)    Termination by the Company for Cause or Executive's Voluntary Termination.    The Company shall be entitled to terminate the Executive's employment at any time, by written notice to the Executive delivered pursuant to Section 12, if it has "Cause", which shall mean:

            (i)  deliberate dishonesty of the Executive which has a material adverse impact with respect to the Company;

          (ii)  fraud or embezzlement on the part of the Executive;

          (iii)  conviction of or the entry of a plea of nolo contendere by the Executive to any felony or crime of fraud;

          (iv)  any act of willful misconduct by the Executive which (A) is intended to result in substantial personal enrichment of the Executive at the expense of the Company or any of its subsidiaries or affiliates or (B) has a material adverse impact on the business or reputation of the Company or any of its subsidiaries or affiliates (such determination to be made by the Company's Board of Directors in the good faith exercise of its reasonable judgment); provided that the provisions of this paragraph may only be applied by the Company where the alleged act of misconduct is not corrected within ten (10) days following written notice from the Company, such notice to state with specificity the nature of the alleged misconduct;

          (v)  gross and willful failure to perform a substantial portion of his duties and responsibilities hereunder which has a material adverse impact or Executive abandons his duties hereunder for a period of more than thirty (30) consecutive days and Executive fails to return to work or actively resume his normal business activities within ten (10) days following written notice from the Company. Abandonment by the Executive of duties hereunder shall be deemed to have occurred if (i) the Executive ceases to function and perform duties hereunder, (ii) leaves the geographic area in which the Company engages in its business, or (iii) conducts himself with intentional disregard of the Company's interests and its business.

        In the event of termination for Cause, the Executive's Base Compensation and other benefits shall be paid through the Date of Termination (as hereafter defined), and the Executive shall have no further rights to compensation or benefits other than as determined by the terms of any applicable plan or program.

        The Executive may terminate his employment hereunder voluntarily at any time with thirty (30) days written notice to the Board. In the event of the Executive's voluntary termination, the Executive shall be entitled to receive his Base Compensation and benefits through the Date of Termination.

        (d)    Date of Termination.    The date on which a termination pursuant to Section 4(c) becomes effective (the "Date of Termination" or "Termination Date") shall be the Executive's last day of employment, or in the event of a termination for Cause, the last day of any cure period as provided for in the written cure notice.

        (e)    In the event of such early termination, Executive shall voluntarily resign from the Board in accordance with Section 9.

5. Confidential Information.

        (a)  Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information (as hereinafter defined) concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damage which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive agrees that he will not (directly or indirectly) at any time, whether during the Employment Term or for a two (2) year period commencing upon termination of his employment:

            (i)  knowingly use for an improper personal benefit any Confidential Information that he may learn or has learned by reason of his employment with the Company or

          (ii)  disclose any such Confidential Information to any person except (A) in the performance of his obligations to the Company hereunder, (B) as required by a court of competent jurisdiction, (C) in connection with the enforcement of his rights under this Employment Agreement or (D) with the prior consent of the Board.

        As used herein "Confidential Information" includes information with respect to the Company's facilities and methods, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities, personnel information or lists of customers and suppliers; provided, however, that such term shall not include any information that is or becomes generally known or available publicly other than as a result of disclosure by Executive which is not permitted as described in clause (ii) above, or the Company discloses to others without obtaining an agreement of confidentiality.

        (b)  Executive confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents and electronic materials kept or made by Executive relating to the business of the Company which comprise Confidential Information shall be and remain the property of the Company during the Employment Term and all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and, without the express consent of the Board, shall retain no copies of, any written or electronic materials, records and documents made by Executive or coming into his possession concerning the business or affairs of the Company and which comprise Confidential Information.

        (c)  Executive shall keep the terms of this Agreement strictly confidential, other than as may be necessary to enforce his rights hereunder or as otherwise required by law and except for estate planning or personal financial reasons.

6. Non-Competition.

        See section 4.07 of the Merger Agreement.

7. Inventions.

        (a)    Disclosure of Inventions:    Executive shall promptly disclose to the Company (or any persons designated by it) all discoveries, developments, designs, improvements, inventions, blueprints, formulae, processes, techniques, computer programs, strategies, and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by Executive, either along or jointly with others, during the period of employment that result directly from tasks assigned to Executive by the Company and relate specifically to the Business or result from the use of premises or property (including computer systems and engineering facilities) owned, leased or contracted for by the Company (all such discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints, know-how and data are hereinafter referred to as "Inventions"). Executive will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, all other discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by Executive, either along or jointly with others, during the period of employment for the purpose of determining whether they constitute "Inventions", as defined above.

        (b)    Ownership of Inventions:

            (i)  All Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. Executive does hereby assign to the Company any rights Executive may have or acquire in such Inventions. Executive shall assist the Company (at the Company's expense) in obtaining and, from time to time, enforcing patents, copyrights, trademarks and other rights and protections relating to said Inventions in any and all countries. Executive will execute all documents necessary to apply for and obtain such patents, copyrights, trademarks and other rights and protections on such Inventions, as the Company may request, together with any assignments thereof to the Company or persons designated by it. Executive's obligation to assist the Company in obtaining and enforcing patents, copyrights, trademarks and other rights and protections relating to such Inventions shall continue beyond the termination of employment, but the Company shall compensate Executive at a reasonable rate after Executive's termination, for time actually spent by Executive at the Company's request on such assistance.

          (ii)  In the event the Company is unable, after reasonable effort, to secure Executive's signature on any document or documents needed to apply for or prosecute any patent, copyright or other right or protection relating to an Invention, for any reason whatsoever, Executive does hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections solely with respect to Inventions with the same legal force and effect as if executed by Executive and Executive does ratify, affirm and approve all such lawfully permitted acts accordingly.

8. Specific Performance.

        Executive acknowledges that a breach of any of the covenants contained in Sections 5, 6 and 7 hereof may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such breach, any unearned payments remaining under the terms of this Agreement shall cease and the Company, without posting any bond, shall be entitled to obtain a temporary restraining order and a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by Sections 5, 6 and 7 hereof or such other relief as may be required to enforce any of the covenants contained in Sections 5, 6 and 7 hereof.

9. Resignation as Officer and/or Director.

        In the event that Executive's employment is terminated for any reason whatsoever or Executive voluntarily terminates his employment, the Executive agrees to resign immediately as an Officer and/or Director of Company.

10. Restriction on Authority of Executive.

        Notwithstanding anything set forth in this Agreement to the contrary, the Executive, in the performance of his duties hereunder, shall not take any of the following actions without the prior written consent of the Board:

        (a)  enter into negotiations or execute documents that would materially affect the existing debt and/or equity structure of Company or any of its subsidiaries or affiliates or alter, modify or change any banking relations; or

        (b)  enter into any agreements that would restrict the Company's ability to fully participate in the cash management programs of ADS; or

        (c)  fail to cause the Company to pay "Management Fees" to ADS on a yearly basis of two and one half percent (2 1/2%) of the Company's annual gross sales. Such Management Fees shall be payable in twelve (12) equal monthly payments based upon the previous calendar year's gross sales commencing July 1, 2000.

11. Successors; Binding Agreement.

        (a)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement. As used in this Employment Agreement, "Company" shall mean the Company as defined in this Agreement and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        (b)  This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him/her hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's spouse or, if there is no such spouse, to the Executive's estate. This Agreement is personal to the Executive and may not be assigned by him.

12. Notice.

        For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States overnight express mail, or nationally recognized private delivery service on an overnight basis, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Amro Albanna 11731 Sterling Avenue, Suite C Riverside, CA 92503
If to the Company:	Timely Technology Acquisition, Inc. 11731 Sterling Avenue, Suite C Riverside, CA 92503
With copies to:	Applied Digital Solutions, Inc. 400 Royal Palm Way, Suite 410 Palm Beach, Florida 33480 Attn: David I. Beckett, Esquire Telephone # (561) 366-4800 Facsimile # (561) 366-0002

        Notices may also be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

13. Mutual Agreement to Arbitrate.

        COMPANY AND EXECUTIVE RECOGNIZE THAT DIFFERENCES MAY ARISE BETWEEN THEM. THROUGH THIS AGREEMENT, BOTH PARTIES EXPECT TO GAIN THE BENEFITS OF A SPEEDY, ECONOMICAL, IMPARTIAL DISPUTE-RESOLUTION PROCEDURE. THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          (a)  THIS AGREEMENT SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF EXECUTIVE'S EMPLOYMENT (OR TERMINATION OF THAT EMPLOYMENT), THAT COMPANY MAY HAVE AGAINST EXECUTIVE, OR THAT EXECUTIVE MAY HAVE AGAINST COMPANY OR AGAINST (AS APPLICABLE) ITS PAST OR PRESENT OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, EXECUTIVES, ADVISORS OR AGENTS (COLLECTIVELY, "CLAIMS"), EXCEPT FOR INJUNCTIVE RELIEF TO BE PURSUED BY COMPANY PURSUANT TO SECTION (b) BELOW. THE CLAIMS INCLUDE, BUT ARE NOT LIMITED TO, CONTROVERSIES RELATING TO: COMPENSATION OR BENEFITS, BREACH OF THIS AGREEMENT, TORTS, DISCRIMINATION UNDER STATE, FEDERAL OR LOCAL LAW, AND VIOLATION OF ANY FEDERAL, STATE, OR OTHER GOVERNMENTAL LAW, STATUTE,

  REGULATION, OR ORDINANCE. HOWEVER, THIS AGREEMENT SHALL NOT APPLY TO ANY CLAIM: (I) FOR WORKERS' COMPENSATION OR UNEMPLOYMENT BENEFITS; OR (II) BY COMPANY FOR INJUNCTIVE AND/OR OTHER EQUITABLE RELIEF FOR UNFAIR COMPETITION AND/OR THE USE AND/OR UNAUTHORIZED DISCLOSURE OF TRADE SECRETS OR CONFIDENTIAL INFORMATION, INCLUDING BUT NOT LIMITED TO, MATTERS DESCRIBED IN SECTIONS 5, 6 AND 7 ABOVE, WITH RESPECT TO MATTERS REFERRED TO IN THE FOREGOING SUB-PARAGRAPH (II), COMPANY MAY SEEK AND OBTAIN INJUNCTIVE RELIEF IN COURT, AND THEN PROCEED WITH ARBITRATION UNDER THIS AGREEMENT.

          (b)  THE SOLE AND EXCLUSIVE METHOD TO RESOLVE ANY CLAIM IS ARBITRATION EXCEPT AS OTHERWISE AS PROVIDED IN THIS AGREEMENT. THE PARTIES EACH WAIVE THEIR RIGHT TO COMMENCE AN ACTION IN ANY COURT TO RESOLVE A CLAIM EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT. EXCEPT WITH RESPECT TO INJUNCTIVE RELIEF SPECIFICALLY PROVIDED FOR IN SECTION 8 OF THIS AGREEMENT, NEITHER PARTY SHALL INITIATE OR PROSECUTE ANY LAWSUIT IN ANY WAY RELATED TO ANY CLAIM COVERED BY THIS AGREEMENT.

          (c)  A CLAIM MUST BE PROCESSED IN THE MANNER SET FORTH BELOW, OTHERWISE THE CLAIM SHALL BE VOID AND DEEMED WAIVED EVEN IF THERE IS A FEDERAL OR STATE STATUTE OF LIMITATIONS WHICH WOULD ALLOW MORE TIME TO PURSUE THE CLAIM.

    (i)
    THE CLAIM MUST INITIALLY BE RAISED VERBALLY BY EXECUTIVE TO THE PERSON OR PERSONS INVOLVED. IF THE ISSUE CANNOT BE RESOLVED, THE MATTER MUST BE PRESENTED TO THE BOARD OF DIRECTORS (THE BOARD") IN WRITING WITHIN SIXTY (60) DAYS AFTER THE EXECUTIVE INITIALLY KNEW THE FACTS THAT GAVE RISE TO THE CLAIM. IF EXECUTIVE DOES NOT PRESENT THE CLAIM IN WRITING TO THE BOARD WITHIN THE SIXTY (60) DAY PERIOD, EXECUTIVE WILL BE DEEMED TO HAVE ACCEPTED COMPANY'S LAST STATED POSITION ON THE CLAIM AND WAIVES THE RIGHT TO FURTHER CONTEST THE CLAIM.

    (ii)
    UPON RECEIPT OF NOTICE OF A CLAIM FROM EXECUTIVE, THE BOARD WILL CONSIDER EXECUTIVE'S WRITTEN PRESENTATION, AND ANY OTHER INFORMATION THAT THE BOARD DEEMS RELEVANT. THE BOARD WILL RENDER A WRITTEN DECISION WITHIN FIFTEEN (15) WORKING DAYS OF RECEIVING SUCH NOTICE. THE DECISION WILL BE MAILED TO EXECUTIVE'S ADDRESS AS IT APPEARS IN COMPANY'S RECORDS. IF COMPANY FAILS TO RESPOND WITHIN FIFTEEN (15) WORKING DAYS, IT WILL BE DEEMED A DENIAL OF THE EXECUTIVE'S CLAIM.

    (iii)
    IF EXECUTIVE IS NOT SATISFIED WITH THE BOARD'S DECISION, EXECUTIVE MAY PRESENT THE CLAIM FOR RESOLUTION BY FINAL AND BINDING ARBITRATION. IF EXECUTIVE DESIRES TO PROCEED TO ARBITRATION, EXECUTIVE MUST GIVE

    WRITTEN NOTICE TO COMPANY OF EXECUTIVE'S INTENTION TO ARBITRATE WITHIN NINETY (90) DAYS FROM THE DATE OF MAILING OF THE BOARD'S FINAL DECISION.

    (iv)
    IF THE COMPANY DESIRES TO INITIATE ARBITRATION, IT MUST GIVE WRITTEN NOTICE TO EXECUTIVE WITHIN SIXTY (60) DAYS AFTER IT INITIALLY KNEW OR SHOULD HAVE KNOWN OF THE FACTS THAT GAVE RISE TO ITS CLAIM.

    (v)
    THE WRITTEN NOTICE OF DESIRE TO ARBITRATE SHALL DESCRIBE THE FACTUAL BASIS OF ALL CLAIMS ASSERTED, AND SHALL BE SENT TO THE OTHER PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. WRITTEN NOTICE TO EXECUTIVE WILL BE MAILED TO EXECUTIVE'S ADDRESS AS IT APPEARS IN COMPANY'S RECORDS. WRITTEN NOTICE TO COMPANY, OR ITS OFFICERS, DIRECTORS, EXECUTIVES OR AGENTS SHALL BE SENT TO THE COMPANY AT COMPANY'S PRINCIPAL OFFICE. IF WRITTEN NOTICE OF INTENTION TO ARBITRATE IS NOT GIVEN WITHIN THE APPLICABLE TIME PERIOD, THE PARTY WHO FAILED TO GIVE NOTICE WILL BE DEEMED TO HAVE WAIVED THE RIGHT TO FURTHER CONTEST THE MATTER, AND WILL BE DEEMED TO HAVE ACCEPTED THE OTHER PARTY'S LAST STATED POSITION ON THE CLAIM.

    (vi)
    THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE THEN-CURRENT MODEL EMPLOYMENT ARBITRATION PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") BEFORE A SINGLE ARBITRATOR. THE ARBITRATION SHALL TAKE PLACE IN OR NEAR THE CITY IN WHICH EXECUTIVE IS OR WAS LAST WORKING WITH COMPANY.

    (A)
    THE ARBITRATOR SHALL BE SELECTED IN THE FOLLOWING MANNER. THE AAA SHALL GIVE EACH PARTY A LIST OF AT LEAST SIX (6) ARBITRATORS DRAWN FROM ITS PANEL OF LABOR AND EMPLOYMENT ARBITRATORS. EACH SIDE MAY STRIKE ALL NAMES ON THE LIST IT DEEMS UNACCEPTABLE. IF ONLY ONE COMMON NAME REMAINS ON THE LISTS OF BOTH PARTIES, THAT INDIVIDUAL SHALL BE THE ARBITRATOR. IF MORE THAN ONE COMMON NAME REMAINS ON THE LISTS OF ALL PARTIES, THE PARTIES SHALL STRIKE NAMES ALTERNATIVELY UNTIL ONLY ONE REMAINS. IF NO COMMON NAME REMAINS ON THE LISTS OF ALL PARTIES, THE AAA SHALL FURNISH ONE ADDITIONAL LIST, AND THE ABOVE PROCEDURE WILL BE UTILIZED. IF NO ARBITRATOR IS DESIGNATED FROM THE SECOND LIST, THE PROCEDURE OF THE AAA RULES WILL BE UTILIZED TO SELECT THE ARBITRATOR. IN NO EVENT WILL THE ARBITRATOR BE THEN AFFILIATED IN ANY MANNER WITH THE COMPANY OR A COMPETITOR OF THE COMPANY.

    (B)
    ANY PARTY MAY BE REPRESENTED BY AN ATTORNEY OR OTHER REPRESENTATIVE SELECTED BY THE PARTY.

    (C)
    EACH PARTY SHALL HAVE THE RIGHT TO TAKE DEPOSITIONS. EACH PARTY ALSO SHALL HAVE THE RIGHT TO MAKE REQUESTS FOR PRODUCTION OF DOCUMENTS PROPOUND INTERROGATORIES AND/OR REQUESTS FOR ADMISSIONS TO ANY PARTY. THE ARBITRATOR WILL RESOLVE ALL ISSUES RELATED TO DISCOVERY.

    (D)
    AT LEAST FOURTEEN (14) DAYS BEFORE THE ARBITRATION, THE PARTIES MUST EXCHANGE LISTS OF WITNESSES, INCLUDING ANY EXPERT, AND COPIES OF ALL EXHIBITS INTENDED TO BE USED AT THE ARBITRATION.

    (vii)
    THE ARBITRATOR WILL HAVE NO AUTHORITY TO: ADOPT NEW COMPANY POLICIES OR PROCEDURES, MODIFY THIS AGREEMENT OR EXISTING COMPANY POLICIES, PROCEDURES, WAGES OR BENEFITS, OR IN THE ABSENCE OF A WRITTEN WAIVER PURSUANT TO PARAGRAPH (ix) BELOW,

      HEAR OR DECIDE ANY MATTER THAT WAS NOT PROCESSED IN ACCORDANCE WITH THIS AGREEMENT. THE ARBITRATOR SHALL HAVE EXCLUSIVE AUTHORITY TO RESOLVE ANY CLAIM, INCLUDING, BUT NOT LIMITED TO, A DISPUTE RELATING TO THE INTERPRETATION, APPLICABILITY, ENFORCEABILITY OR FORMATION OF THIS AGREEMENT, OR ANY CONTENTION THAT ALL OR ANY PART OF THIS AGREEMENT IS VOID OR VOIDABLE. THE ARBITRATOR WILL HAVE THE AUTHORITY TO AWARD ANY FORM OF REMEDY OR DAMAGES THAT WOULD BE AVAILABLE IN A COURT.

    (viii)
    SUBJECT TO SECTION 14 HEREOF, THE COMPANY SHALL PAY REASONABLE AND NECESSARY FEES OF THE AAA AND THE ARBITRATOR. THE PARTIES WILL PAY THEIR OWN ATTORNEYS' FEES AND EXPENSES ASSOCIATED WITH THE ARBITRATION.

    (ix)
    EITHER PARTY, IN ITS SOLE DISCRETION, MAY, IN WRITING, WAIVE, IN WHOLE OR IN PART, THE OTHER'S FAILURE TO FOLLOW ANY TIME LIMIT OR OTHER REQUIREMENT SET FORTH IN THIS AGREEMENT.

    (x)
    TO THE EXTENT PERMITTED BY LAW, EXECUTIVE AGREES NOT TO INITIATE OR PROSECUTE AGAINST COMPANY ANY ADMINISTRATIVE ACTION (OTHER THAN AN ADMINISTRATIVE CHARGE OF DISCRIMINATION) IN ANY WAY RELATED TO ANY CLAIM COVERED BY THIS AGREEMENT.

    (xi)
    THE ARBITRATION WILL BE CONDUCTED IN PRIVATE, AND WILL NOT BE OPEN TO THE PUBLIC OR THE MEDIA. THE TESTIMONY AND OTHER EVIDENCE PRESENTED, AND THE RESULTS OF THE ARBITRATION, UNLESS OTHERWISE AGREED TO BY BOTH PARTIES, ARE CONFIDENTIAL AND MAY NOT BE MADE PUBLIC OR REPORTED BY ANY NEWS AGENCY OR LEGAL PUBLISHER OR SERVICE.

    (xii)
    THE ARBITRATOR SHALL RENDER A WRITTEN DECISION AND AWARD (THE "AWARD"), WHICH SHALL SET FORTH THE FACTS AND REASONS THAT SUPPORT THE AWARD. THE AWARD SHALL BE FINAL AND BINDING ON COMPANY AND EXECUTIVE.

14. Attorneys' Fees.

        The prevailing party in any legal or arbitration proceedings brought by or against the other party to enforce any provision of this Agreement shall be entitled to recover against the non-prevailing party the reasonable attorneys' fees, court costs, arbitration fees and other expenses incurred by the prevailing party.

15. Representations and Warranties.

        The Executive hereby represents and warrants that he is free to enter this Agreement and to render his services pursuant hereto and that neither the execution and delivery of this Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he is bound. It is further provided that Executive shall indemnify Company for any and all damages and/or expenses (including attorney's fees) that may result from a breach of such representations.

16. Expenses.

        Each party shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided.

17. Waivers and Further Agreements.

        Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

18. Amendments.

        This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge by effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

19. Severability.

        If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

20. Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

21. Survival.

        Section 4, 5, 6, 7, 8, 13, 14 and 21 shall survive the termination of this Agreement.

22. Section Headings.

        The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

23. Gender.

        Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

24. Entire Agreement.

        This Agreement together with any attachments or exhibits hereto contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements between the parties, including without limitation any prior employment agreements.

25. Governing Law.

        This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of California.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

TIMELY TECHNOLOGY ACQUISITION, INC.

By:	Garrett A. Sullivan Chairman of the Board
EXECUTIVE
Amro Albanna

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EMPLOYMENT AND NON-COMPETE AGREEMENT